Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom llp

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February 14, 2024

Hillenbrand, Inc.

One Batesville Boulevard

Batesville, Indiana 47006

Re:          Hillenbrand, Inc.

6.2500% Notes due 2029

Ladies and Gentlemen:

We have acted as special United States counsel to Hillenbrand, Inc., an Indiana corporation (the “Company”), in connection with the public offering of $500,000,000 in aggregate principal amount of 6.2500% Senior Notes due 2029 (the “Notes”) to be issued under the Indenture, dated July 9, 2010 (the “Base Indenture”), by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Eleventh Supplemental Indenture, dated as of February 14, 2024 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the subsidiary guarantors named therein (the “Guarantors”) and the Trustee. The Indenture provides that the Notes are to be guaranteed by the Guarantors (such guarantees, together with the Notes, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)            the registration statement on Form S-3 (File No. 333-276917) of the Company relating to debt securities and other securities of the Company and the Guarantors, filed on February 7, 2024 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

Hillenbrand, Inc.

February 14, 2024

(b)            the prospectus, dated February 7, 2024 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)            the preliminary prospectus supplement, dated February 7, 2024 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)            the prospectus supplement, dated February 7, 2024 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)            an executed copy of the Underwriting Agreement, dated as of February 7, 2024 (the “Underwriting Agreement”), by and among the Company and HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities;

(f)            an executed copy of the Supplemental Indenture, including Article VIII thereof, containing the guaranty obligations of the Guarantors (the “Guarantees”);

(g)            the global certificate evidencing the Notes, executed by the Company and registered in the name of Cede & Co., delivered by the Company to the Trustee for authentication and delivery (the “Note Certificate”);

(h)            executed copies of certificates for each Opinion Party (as defined below) of the Secretary or Assistant Secretary of each Opinion Party, as applicable, dated the date hereof (collectively, the “Secretary’s Certificates”);

(i)            copies of each Opinion Party’s Certificate of Incorporation or Certificate of Formation, as applicable, as described on Schedule I hereto, certified by the Secretary of State of the State of Delaware as of February 6, 2024, and certified pursuant to the applicable Secretary’s Certificate;

(j)            copies of each Opinion Party’s by-laws, as amended and in effect as of the date hereof, or limited liability company agreement, as applicable, as described on Schedule I hereto (collectively, the “LLC Agreements”), certified pursuant to the applicable Secretary’s Certificate; and

(k)            copies of certain resolutions adopted by the directors, sole member or managing member, as applicable, of each Opinion Party, dated February 5, 2024, and certified pursuant to the applicable Secretary’s Certificate; and

(l)            a copy of an Officer’s Certificate, dated as of February 7, 2024, authorizing certain pricing terms.

Hillenbrand, Inc.

February 14, 2024

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others and of public officials, including those in the Secretary’s Certificates and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the Delaware Limited Liability Company Act (the “DLLCA”).

As used herein, “Opinion Parties” means the Guarantors listed on Schedule I hereto and “LLC Opinion Party” means each of the Opinion Parties that are limited liability companies.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.            The Guarantees of each Opinion Party have been duly authorized by all requisite corporate or limited liability company, as applicable, action on the part of such Opinion Party under the DGCL or the DLLCA, as applicable.

2.            Each Opinion Party has the corporate or limited liability company, as applicable, power and authority to execute and deliver the Supplemental Indenture and to consummate the issuance and sale of the Guarantees contemplated thereby under the DGCL or the DLLCA, as applicable.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times, the LLC Agreement of each LLC Opinion Party is the only agreement of the members of such LLC Opinion Party, as to the affairs of such LLC Opinion Party and the conduct of its business, and we do not express any opinion with respect to the effect of any other agreement of the members of any LLC Opinion Party as to the affairs of such LLC Opinion Party and the conduct of its business. Further, we have assumed that each LLC Opinion Party has, and since the time of its formation has had, at least one validly admitted and existing member of such LLC Opinion Party and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by any LLC Opinion Party or their respective directors, sole member or members, as applicable, that would result in the liquidation, dissolution or winding-up of such LLC Opinion Party, (ii) no event has occurred that has adversely affected the good standing of any LLC Opinion Party under the laws of its jurisdiction of formation, and each LLC Opinion Party has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of any LLC Opinion Party’s Certificate of Formation.

Hillenbrand, Inc.

February 14, 2024

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJZ

Schedule I

(1) Opinion Party Name	(2) Formation Document (Certificate of Incorporation or Certificate of Formation)	(3) Governing Document (By-laws or Limited Liability Company Agreement
Hillenbrand FHN Holdings LLC	Certificate of Formation	Limited Liability Company Agreement (August 30, 2023)
Hillenbrand Luxembourg Inc.	Certificate of Incorporation	By-laws
K-Tron Investment Co.	Certificate of Incorporation	By-laws
Milacron LLC	Certificate of Formation	Limited Liability Company Agreement (December 14, 2020)
Milacron Marketing Company LLC	Certificate of Formation	Limited Liability Company Agreement (December 14, 2020)
Milacron Plastics Technologies Group LLC	Certificate of Formation	Limited Liability Company Agreement (December 14, 2020)
Schenck Process Holding North America, Inc.	Certificate of Incorporation	By-laws